Exhibit 3.33

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “REYNOLDS PRESTO PRODUCTS INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF NOVEMBER, A.D. 1985, AT 10 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “GAYLORD ACQUISITION, INC.” TO “PRESTO INDUSTRIES, INC.”, FILED THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1985, AT 10 O’CLOCK A.M.
     RESTATED CERTIFICATE, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1985, AT 8:30 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF JUNE, A.D. 1987, AT 10 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE THIRTY-FIRST DAY OF MAY, A.D. 1988, AT 11:30 O’CLOCK A.M.
     CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “PRESTO INDUSTRIES, INC.” TO “REYNOLDS CONSUMER PRODUCTS, INC.”, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1988, AT 9 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9271158

DATE: 01-04-12

THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 1988.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TENTH DAY OF JANUARY, A.D. 2007, AT 10:14 O’CLOCK P.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTH DAY OF FEBRUARY, A.D. 2009, AT 3:25 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “REYNOLDS CONSUMER PRODUCTS, INC.” TO “REYNOLDS PRESTO PRODUCTS INC.”, FILED THE SECOND DAY OF DECEMBER, A.D. 2011, AT 1:24 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF JANUARY, A.D. 2012.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “REYNOLDS PRESTO PRODUCTS INC.”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9271158

DATE: 01-04-12

727169099
CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
PRESTO INDUSTRIES, INC.
          Presto Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:
          1. That at a meeting of the Board of Directors of the Company on March 18, 1987, the following resolutions were duly adopted, setting forth proposed amendments to the Restated Certificate of Incorporation of the Company and declaring said amendments to be advisable:
          RESOLVED, that it is hereby declared advisable that Article FOURTH of the Restated Certificate of Incorporation of the Company be further amended and there is hereby adopted and approved the following amendment:
          1. Article FOURTH of the Restated Certificate of Incorporation of the Company is hereby further amended by restating the first two sentences thereof to read in the entirety as follows:
     “FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000 shares, par value $.10 per share, 19,000,000 of which shall be a class designated as the ‘Common Stock’ and 1,000,000 of which shall be a class designated as the ‘Class B Non-Voting Common Stock’. The Common Stock and the Class B Non-Voting Common Stock is collectively referred to as the ‘Capital Stock’.”

          2. Article FOURTH of the Restated Certificate of Incorporation of the Company is hereby further amended by changing the presently used terms “the Class A Voting Common Stock” and “the Common Stock”, as follows:
     a. Each present reference to “the Class A Voting Common Stock is hereby changed to “the Common Stock”; and
     b. Each present reference to “the Common Stock” is hereby changed to a reference to “the Capital Stock”;
          3. Article FOURTH of the Restated Certificate of Incorporation of the Company is hereby further amended by adding to the provisions of Section (4)(c)(5) thereof the following sentence:
“Notwithstanding any other provision of this ARTICLE FOURTH, at such time as the Corporation shall register a class of securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or its becoming subject to the requirements of Section 15(d) thereof in a public offering of more than 20% of its shares, thereupon (i) all references to “Regulated Stockholders” shall be limited to those certain Stockholders as defined in and parties to that certain Stockholders Agreement, dated December 31, 1985, among Presto Industries, Inc. and the Stockholders listed on Schedule A thereto (the “Stockholders Agreement”), and (ii) all rights of any such Regulated Stockholder under the provisions of this paragraph 4, to convert shares of Common Stock and Class B Non-Voting Common Stock shall be limited to shares acquired under and subject to the Stockholders Agreement together with any shares issued to and received by such Regulated Stockholder in respect of such shares pursuant to subsection (c)(8) hereinbelow (and not any shares which may otherwise be acquired by a Regulated Stockholder).”

; and further
          RESOLVED, that it is hereby declared advisable that the Restated Certificate of Incorporation of the Company be further amended to add an Article TENTH, regarding the price to be received by stockholders in certain business combinations, and there is hereby approved and adopted the following proposed amendment:
          That the Restated Certificate of Incorporation of the Company be further amended to add an Article TENTH thereto, to read in the entirety as follows:
     “TENTH: A. 1. In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (B) and (C) of this Article any business combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article as one class (“Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.
          2. The term “business combination” as used in this Article shall mean any transaction which is referred to in any one or more of the following clauses (a) through (e):
          (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested

Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or
          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or
          (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or
          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or
          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity of convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any interested Stockholder.
     B. The provisions of section (A) of this Article shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following subparagraphs (1) and (2) are met:
          1. the business combination has been approved by two-thirds of the whole Board.
          2. the aggregate amount of the cash and fair market value of consideration other than cash to be received per share by holders of Common Stock in such business combination shall be at least equal to the highest of the following:
          (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by such Interested Stockholder for any shares of Common Stock acquired by it within the two year period prior to the business combination;
          (b) the per share book value of the Common Stock as reported at the end of the fiscal quarter immediately preceding the announcement of such business combinations;
          (c) the price per share equal to the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the ratio (if any) of the highest price of the Interested Stockholder’s stock during its most recent four fiscal quarters, to the earnings of the Interested Stockholder for such four fiscal quarters.
     C. For the purposes of this Article:
          1. A “person” shall mean any individual, firm, corporation or other entity.
          2. “Interested Stockholder” shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:
          (a) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or
          (b) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding Voting Shares, or
          (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of stockholders entitled to notice of and to vote on such business combination within the meaning of the Securities Act of 1933.
          3. A “person” shall be the “beneficial owner” of any Voting Shares:
          (a) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or
          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or
          (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.
     4. The outstanding Voting Shares shall include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.
     5. “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Article.
     6. “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of the adoption of this Article) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (C) the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
     D. A majority of the directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (d), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $1,000,000 or more.
     E. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.”

; and further
          RESOLVED, that it is hereby declared advisable that the Restated Certificate of Incorporation of the Company be further amended to add an Article ELEVENTH regarding limitation of directors’ liability as permitted by Section 102(b)(7) of the Delaware General Corporation Law; and there is hereby approved and adopted the following proposed amendment:
          That the Restated Certificate of Incorporation of the Company be further amended to add an Article ELEVENTH thereto, to read in the entirety as follows:
     “ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.
Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”
          2. That thereafter, at the 1987 Annual Meeting of Stockholders of the Company, duly called and held upon notice in accordance with Section 222 of the General

Corporation Law of the State of Delaware, the necessary number of shares as required by statute was voted in favor of each of the amendments by the stockholders of the Company.
          3. That the foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Presto Industries, Inc. has caused this certificate to be executed in its corporate name by Edward O. Gaylord, its Chairman of the Board, and Judy Germany, its Assistant Secretary, this 18th day of March, 1987.

PRESTO INDUSTRIES, INC.

BY:	/s/ Edward O. Gaylord
Edward O. Gaylord,
Chairman of the Board

ATTEST:	/s/ Judy Germany Judy Germany,
Assistant Secretary

20762-68
735324051
CERTIFICATE OF INCORPORATION
OF
GAYLORD ACQUISITION, INC.
     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:
     FIRST: The name of the corporation is GAYLORD ACQUISITION, INC.
(hereinafter referred to as the “Corporation”).
     SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware.
     THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares of all classes of stock that the Corporation is authorised to issue is 1,000,000 shares, consisting of 1,000,000 shares of Common Stock, par value $0.10 each (hereinafter referred to as the “Common Stock”).
I. Common Stock
     1. Dividends. Holders of Common Stock shall be paid dividends when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation available for the payment of dividends.
     2. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation’s expense), a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
     3. Replacement.
     (i) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock and, in the case of any such loss, theft, destruction or mutilation, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividend payments on the shares represented by the lost, stolen, destroyed or mutilated certificate.
     (ii) The term “outstanding” when used in this subdivision with reference to the shares of Common Stock as of any particular time shall not include any such shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with Paragraph 2 or this Paragraph 3, but shall include only those shares represented by such new certificate.
     4. Voting Rights. Except as otherwise provided by law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.
     5. Preemption. Holders of shares of Common Stock shall not, as such, have any preemptive or other right to subscribe for or purchase any shares of capital stock of the Corporation of any class now or hereafter authorized or issued by the Corporation.
     FIFTH: The number of directors of the Corporation shall be fixed by, or in the manner provided in the by-laws. The number of directors constituting the Board of Directors on the date hereof is one (1), and the name and address of the person serving as director on the date hereof and who is to serve as a director until the first annual meeting of stockholders or until his successor is elected and qualified is:

Name	Mailing Address
Edward O. Gaylord	c/o Duncan, Cook & Company RepublicBank Center 50th Floor 700 Louisiana St. Houston, Texas 77002
     SIXTH: The name and address of the incorporator are Carol L. Renz, c/o Baker & Botts, 3000 One Shell Plaza, Houston, Texas 77002.
     SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.
     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
     NINTH: The corporation shall have the right, subject to any express provisions or restriction contained in the certificate of incorporation or by-laws, from time to time to amend the certificate of incorporation or any provisions thereof in any manner now or hereafter provided by law, and all rights and powers at anytime conferred upon the directors or stockholders of the Corporation by the certificate of incorporation or any amendment thereof are subject to such right of the Corporation.
     IN WITNESS WHEREOF, the undersigned has signed this certificate of incorporation on November 19, 1985.

/s/ Carol L. Renz CAROL L. RENZ SOLE INCORPORATOR

725330060

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
GAYLORD ACQUISITION, INC.
          Gaylord Acquisition, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:
     1. That at a meeting of the board of directors of the Company resolutions were duly adopted setting forth an amendment to the certificate of incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the certificate of incorporation of the Company be amended by changing the Article thereof so that, as amended said Article shall be and read hereafter as follows: The name of the corporation is Presto Industries, Inc.
     2. That the Company has not received any payment for any of its stock.
     3. That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, said Company has caused this certificate to be signed by Edward O. Gaylord, its sole initial director as named in its certificate of incorporation, this 25th day of November, 1985.

By:	/s/ Edward O. Gaylord
Edward O. Gaylord
001SJPCG/023A01

888152030

CERTIFICATE OF MERGER
OF
GRAGG FIELD GAS SUPPLY CORPORATION
INTO
PRESTO INDUSTRIES, INC.

Pursuant to Section 251(c) of
the Delaware General Corporation Law

          Presto Industries, Inc., as surviving corporation of a merger effected in accordance with Section 251 of the Delaware General Corporation Law, hereby certifies as follows:
          FIRST: That the names and states of incorporation of each constituent corporation are:

NAME	STATE OF INCORPORATION
Presto Industries, Inc.	Delaware
Gragg Field Gas Supply Corporation	Delaware
          SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 251 of the Delaware General Corporation Law.
          THIRD: That the name of the surviving corporation is Presto Industries, Inc.

          FOURTH: That the Certificate of Incorporation of the surviving corporation shall be amended as follows:
               FIRST: The name of the corporation is PRESTO INDUSTRIES, INC.
               SECOND: Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
               THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
               FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of capital stock without par value.
               FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.
               The corporation may in its By-Laws confer powers upon its directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the statutes.
               SIXTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.
               SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General
RJS022AJ/107B01

Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
                    EIGHTH: The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the State of Delaware. All rights herein conferred are granted subject to this reservation.
          FIFTH: That an executed copy of the Agreement and Plan of Merger is on file at the principal place of business of Presto Industries, Inc. at 670 North Perkins, Appleton, Wisconsin 54913 and that a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request without cost, to any stockholder of any constituent corporation.
          IN WITNESS WHEREOF, Presto Industries, Inc. has caused this Certificate to be executed by its officers thereunto duly authorized this 31st day of May, 1988.
 PRESTO INDUSTRIES, INC.

By	/s/ Edward O. Gaylord Chairman of the Board Chief Executive Officer
ATTEST:

/s/ Judy Germany Assistant Secretary
RJS022AJ/107B01

Certificate of Merger of the “GRAGG FIELD GAS SUPPLY CORPORATION”
merging with and into the “PRESTO INDUSTRIES, INC.”
under the name of “PRESTO INDUSTRIES, INC.”
as received and filed in this office the thirty-first day of May
A.D. 1988, at 11:30 o’clock A.M.

725364074

RESTATED
CERTIFICATE OF INCORPORATION
OF
PRESTO INDUSTRIES, INC.
          PRESTO INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (“Corporation”) hereby certifies and states that this Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on November 20, 1985, under the name of Gaylord Acquisition, Inc., as amended by a Certificate of Amendment filed November 26, 1985, and that this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware to read in its entirety as follows:
          FIRST: The name of the Corporation is:
PRESTO INDUSTRIES, INC.
          SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.10 per share, 4,000,000 of which shall be a class designated as “Class A Voting Common Stock” and 1,000,000 of which shall be a class designated as “Class B Non-Voting Common Stock”. The Class A Voting Common Stock and Class B Non-Voting Common Stock is collectively referred to as the “Common Stock”. The Common Stock shall have the rights set forth below:
     (1) Shares of Common Stock may be issued from time to time by resolution or resolutions providing for the issue of such Common Stock from time to time adopted shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and under “common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     (b) Upon compliance with the provisions of paragraph (4)(c) below, any stockholder shall be entitled to convert, at any time and from time to time, any and all shares of Class B Non-Voting Common Stock held by such stockholder into the same number of shares of Class A Voting Common Stock; provided, however, that no holder of any shares of Class B Non-Voting Common Stock shall be entitled to convert any such shares into shares of Class A Voting Common Stock, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of capital stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.
     (c) (1) Each conversion of shares of Common Stock of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates evidencing the shares of the class of stock to be converted (the “First Class”) at the principal office of the Corporation at any time during its usual business hours, together with written notice by the holder of such shares of the First Class, (a) stating that the holder desires to convert the shares, or a stated number of shares, evidenced by such certificate or certificates into a stated number of shares of the class into which such shares may be converted (the “Second Class”), and
002SJPBA/023A01

(b) giving the name or names (with addresses) and denominations in which the certificate or certificates evidencing shares of the Second Class shall be issued, and instructions for the delivery thereof. The Corporation shall promptly notify each stockholder of record of its receipt of such notice. Except as otherwise provided in paragraph (4)(c)(2), receipt of the notice described in the first sentence of this paragraph (4)(c)(1), together with the certificate or certificates evidencing the shares of the First Class to be converted, shall obligate the Corporation to issue such shares of the Second Class. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates evidencing the shares of the Second Class issuable upon such conversion; provided, however, that if such conversion is subject to paragraph (4)(c)(4) below, the Corporation shall not issue said certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such written notice shall have been received by the Corporation (except that in case of a conversion subject to paragraph (4)(c)(4) below, the conversion shall be deemed effective upon expiration of the Deferral Period referred to therein). At the time such conversion becomes effective, the rights of the holder of such shares of the First Class (or specified portions thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates evidencing shares of the Second Class to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of the Second Class evidenced thereby. The Corporation shall be entitled to rely conclusively, as to the truth of the statements made therein, on such written notice, and the Corporation shall not be liable to any person with respect to any action taken or omitted to be
002SJPBA/023A01

taken by it in connection with such conversion in reliance on the statements made in such written notice.
               (2) Notwithstanding any provision of paragraph (4)(c)(l) to the contrary, the Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Class B Non-Voting Common Stock, into shares of Class A Voting Common Stock unless such conversion is permitted under applicable law and the Restated Certificate of Incorporation; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of my holder, that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.
               (3) Upon the issuance of any shares of the Second Class upon conversion of any shares of the First Class in accordance with paragraphs (4)(a), (b) and (c), such shares of the Second Class shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.
               (4) The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any Shares of Class A Voting Common Stock or take any other action affecting the voting rights of such shares, if such action will increase the percentage of outstanding voting securities known by the corporation to be owned or controlled by any Regulated Stockholder (other than the stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under paragraphs (4)(a), (b) and (c)) unless the Corporation gives written notice (the “First Notice”) of such action to each such Regulated Stockholder. The Corporation will defer making any conversion, redemption, purchase or other acquisition or taking any such other action for a period of 30 days (the “Deferral Period”)
002SJPBA/023A01

after giving the First Notice in order to allow each such Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder than elects to convert any shares of Class A Voting Common Stock, it shall notify the Corporation in writing within 20 days of the issuance of the First Notice, in which case (a) the Corporation will defer taking the pending action until the end of the Deferral Period, (b) shall promptly notify each other Regulated Stockholder holding shares of which it has knowledge of the proposed transactions, and (c) effect the conversion requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph (4)(c)(4) at the end of the Deferral Period or as soon thereafter as is reasonably practicable.
               (5) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Voting Common Stock and Class B Non-Voting Common Stock or its treasury shares, solely for the purpose of issue upon conversion of shares of Class A Voting Common Stock and Class B Non-Voting Common Stock, such number of shares of such class as shall then be issuable upon the conversion of all outstanding shares of Class A Voting Common Stock and Class B Non-Voting Common Stock.
               (6) Shares of Class A Voting Common Stock and Class B Non-Voting Common Stock that are converted into shares of any other class shall not be reissued, except in connection with the conversion of Class A Voting Common Stock or Class B Non-Voting Common Stock into such shares of Class A Voting Common Stock or Class B Non-Voting Common Stock.
               (7) The issue of certificates evidencing shares of any class of Common Stock upon conversion of shares of any other class of Common Stock pursuant to this ARTICLE FOURTH
002SJPBA/023A01

shall be made without shares to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion.
               (8) In case of any reorganization, reclassification or change of shares of Common Stock (other than a change in par value, or from par value to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), or in case of any sale, lease or other disposition to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of a share of Common Stock, irrespective of class, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such shares of Common Stock would exist had such event not occurred, to convert such share into the, “kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of the class of Common Stock into which such share of Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, ‘lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock of each class that shall be applicable, as early as reasonable may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Common Stock into which such Common Stock might
002SJPBA/023A01

have been converted immediately prior to such event.
          (5) No dividends shall be declared or paid in shares of Class A Voting Common Stock or Class B Non-Voting Common Stock, except dividends payable ratably according to the number of shares of Common Stock held by each holder of record, in shares of Class A Voting Common Stock to holders of that class of stock, and in shares of Class B Non-Voting Common Stock to holders of that class of stock.
          (6) In the event the Corporation shall issue to holders of Common Stock rights to subscribe for shares of Common Stock or obligations or shares convertible into shares of Common Stock, such rights shall be issued ratably according to the number of shares of Common Stock held by each holder of record, and the holders of Class A Voting Common Stock shall have the right to subscribe for shares of Class A Voting Common stock (or obligations or shares convertible into shares of Class A Voting Common Stock) and the holders of Class B Non-Voting Common Stock shall have the right to subscribe for shares of Class B Non-Voting Common Stock (or obligations or shares convertible into shares of Class B Non-Voting Common Stock); provided, however, that any Regulated Stockholder (as defined in paragraph (4)(a) hereof) shall be entitled to subscribe for shares of Class B Non-Voting Common Stock (or obligations or shares convertible into such shares) to the extent that as a result of the issuance of the shares of Class A Voting Common Stock (or obligations or shares convertible into such shares) to which such holder has a right to subscribe, such holder and its Affiliates (as defined in paragraph (4)(a) hereof), directly or indirectly, would own, control or have the power to vote a greater number of shares of capital stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.
          FIFTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:
002SJPBA/023A01

               (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend, or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, subject to the power of the stockholders having voting power to alter, amend, or repeal the By-laws of the Corporation made by the Board of Directors.
               (b) In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, and of the Certificate of Incorporation and By-laws of the Corporation.
          SIXTH: Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.
          SEVENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Restated Certificate of Incorporation or By-laws of the Corporation, from time to time to amend the Restated Certificate of Incorporation of the Corporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders by the Restated Certificate of Incorporation of the Corporation or any amendment thereof are subject to such right of the Corporation.
          EIGHTH: The number of directors of the Corporation shall be as determined in accordance with the By-laws of the Corporation.
          NINTH: No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or
002SJPBA/023A01

affected by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any director of the Corporation who is also a director or officer of such corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

          The UNDERSIGNED, being the duly authorized Chairman of the Board and Assistant Secretary of PRESTO INDUSTRIES, INC. do make and file this RESTATED CERTIFICATE OF INCORPORATION, each hereby declaring and certifying that this is the act and deed of the Corporation, and that the facts herein stated are true, and accordingly, has hereunto set his hand this 29th day of December, 1985.

/s/ Edward O. Gaylord
Edward O. Gaylord
Chairman of the Board

Attest:
/s/ George Kelly
George Kelly
Assistant Secretary

888267001
CERTIFICATE OF MERGER
OF
PRESTO PRODUCTS, INCORPORATED
INTO
PRESTO INDUSTRIES, INC.

Pursuant to Section 252(c) of
the Delaware General Corporation Law

          Presto Industries, Inc., as surviving corporation of a merger effected in accordance with Section 252 of the Delaware General Corporation Law, hereby certifies as follows:
          1. That the names and states of incorporation of each constituent corporation are:

NAME	STATE OF INCORPORATION
Presto Industries. Inc.	Delaware
Presto Products, Incorporated	Wisconsin
          2. That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Presto Industries, Inc. in accordance with Section 252 of the Delaware General Corporation Law and by Presto Products, Incorporated in accordance with the Wisconsin Business Corporation Law.
          3. That the name of the surviving corporation is Presto Industries, Inc.
          4. Article FIRST of the Certificate of Incorporation of the surviving corporation shall be amended to read as follows:
   FIRST: The name of the corporation is REYNOLDS CONSUMER PRODUCTS, INC.
          There shall be no other change in the Certificate of Incorporation of the surviving corporation as a result of the merger.
          5. That an executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation at 670 North Perkins, Appleton, Wisconsin 54913 and that a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request without cost, to any stockholder of any constituent corporation.
          6. This Certificate of Merger shall be effective as of 12:01 A.M. on September 26, 1988.

          IN WITNESS WHEREOF, Presto Industries, Inc. has caused this Certificate to be executed by its officers thereunto duly authorized this 23rd day of September, 1988.

PRESTO INDUSTRIES, INC.
By	/s/ John H. Galea
Senior Vice President
and General Counsel

ATTEST:
/s/ [ILLEGIBLE]
Secretary

Certificate of Merger of the PRESTO PRODUCTS, INCORPORATED a corporation organized and existing under the laws of the State of Wisconsin merging with and into the PRESTO INDUSTRIES, INC. a corporation organized and existing under the laws of the State of Delaware under the name of REYNOLDS CONSUMER PRODUCTS, INC. as received and filed in this office the twenty-third day of September A.D. 1988 at 9 o’clock A.M.
     And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:14 PM 01/10/2007
FILED 10:14 PM 01/10/2007
SRV 070033161 - 2076268 FILE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
     Reynolds Consumer Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.
     The Board of Directors of Reynolds Consumer Products, Inc. adopted the following resolution on the 20th day of December, 2006.
     Resolved, that the registered office of Reynolds Consumer Products, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, Reynolds Consumer Products, Inc. has caused this statement to be signed by Steven Zimmer, its Secretary, this 5th day of January, 2007.

/s/ Steven Zimmer
Steven Zimmer, Secretary

(DEL. - 264 - 6/15/94) CT System

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:38 PM 02/05/2009
FILED 03:25 PM 02/05/2009
SRV 090107703 - 2076268 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Reynolds Consumer Products, Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on 2/3/09

/s/ Lawrence M. Tuskey
Lawrence M. Tuskey, Secretary

State of Delaware
Secretary of State Division of Corporations
Delivered 01:29 PM 12/02/2011
FILED 01:24 PM 12/02/2011
SRV 111250417 - 2076268 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of Reynolds Consumer Products, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “One” so that, as amended, said Article shall be and read as follows:

The name of the corporation is Reynolds Presto Products Inc. This name change will be effective January 3, 2012.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of December, 2011.

By:	/s/ Lawrence M. Tuskey
Authorized Officer
Title: Secretary
Name: Lawrence M. Tuskey
                   Print or Type

Division of Corporations — Name Reservation — Name Reservation Status
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Name Reservation Status

Reservation No.	Entity Name	Entity Type	Cost	Status	Expiration Date (mm/dd/yyyy)

5072389	REYNOLDS PRESTO PRODUCTS INC.	CORPORATION	75.00	RESERVED	03/29/2012
SRV Number - 111240357
Payment Type - Depository Account
Amount Charged - $75.00
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11/30/2011